Exhibit 8.1

List of the Registrant’s Subsidiaries (as of December 31, 2023)

Subsidiaries:

Fine Brand Limited, a British Virgin Islands company

Star Light Inc., a Cayman Islands company

1324492 B.C. Ltd., a Canada company

500wan HK Limited, a Hong Kong company

BT Minig Limited, a Cayman Islands company

Skill Esport Limited, a Hong Kong company

Summit Bend US Corporation, a U.S. company

Star Light Ohio I Corporation, a U.S. company

Star Light Ohio II Corporation, a U.S. company

Asgard Data Centers LLC, a U.S. company

E-Sun Sky Computer (Shenzhen) Co., Ltd., a PRC company

Bee Computing (HK) Limited, a Hong Kong company

Yibao Energy (Guangzhou) New Energy Technology Limited, a PRC company

Alliance International Technologies Limited, a British Virgin Islands company

Hong Kong Sunstar Technology Co., Limited, a Hong Kong company

Beijing Guixinyanghang Technology Limited, a PRC company

Shenzhen Chuangyinghuanyu Network Technology Limited, a PRC company

The Multi Group Ltd, a Malta company

Multi Warehouse Ltd, a Malta company

Multi Brand Gaming Ltd, a Malta company

Multilotto UK Ltd, a Malta company

Lotto Warehouse Ltd, a Malta company

Wasp Media Ltd, a Malta company

Round Spot Services Ltd, a Cyprus company

Multi Pay N.V., a Curacao company

Oddson Europe Ltd, a Malta company